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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the previously filed Registration Statements File No. 333-12503, No. 333-52631, No. 333-62333 and No. 333-72149 of E*TRADE Group, Inc. on Form S-8, Registration Statements File No. 333-86925, No. 333-89809, No. 333-90557, No. 333-90963, No. 333-91527 and
No. 333-94457 of E*TRADE Group, Inc. on Form S-3, and Registration Statement File No. 333-91467 of E*TRADE Group, Inc. on Form S-4.

                                          /s/ Arthur Andersen LLP

Vienna, Virginia
April 14, 2000